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EXHIBIT 10.24

                  DOCUMENT CONTAINS GENERATED TABLE OF CONTENTS


                          VALASSIS COMMUNICATIONS, INC.
                            SUPPLEMENTAL BENEFIT PLAN

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                                   CERTIFICATE

     I, Barry P. Hoffman, Secretary of Valassis Communications, Inc., hereby certify that the attached document is a correct copy of Valassis Communications,

Inc. Supplemental Benefit Plan, effective September 15, 1998.

     Dated this 15th day of December 1998.


                                                    /s/ Barry P. Hoffman
                                              ----------------------------------
                                                       Barry P. Hoffman
                                                        as Aforesaid


                                                       (Corporate Seal)

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                                TABLE OF CONTENTS

SECTION 1                                                                 1
         Introduction                                                     1
                  The Plan, Effective Date                                1
                  Purpose                                                 1
                  Plan Year                                               1
                  Plan Administration                                     1
                  Unfunded Nature of the Plan                             1
                  Gender and Number                                       1

SECTION 2                                                                 2
         Eligibility and Participation                                    2
                  Eligibility                                             2
                  Participation                                           2

SECTION 3                                                                 3
         Retirement Dates                                                 3
                  Normal Retirement Date                                  3
                  Disability Retirement Date                              3
                  Employment Termination Date                             3

SECTION 4                                                                 4
         Bases of Benefits                                                4
                  General                                                 4
                  Credited Service                                        4
                  Earnings                                                4
                  Final Average Earnings                                  4

SECTION 5                                                                 5
         Supplemental Benefits                                            5
                  Amount of Supplemental Benefits                         5
                  Accrual of Supplemental Benefits                        5

SECTION 6                                                                 6
         Termination Before Retirement                                    6
                  No Benefits Payable                                     6
                  Pre-Retirement Benefit                                  6

SECTION 7                                                                 8
         Payment of Supplemental Benefits                                 8
                  Retirement                                              8
                  Termination Before Retirement                           8
                  Payments After Death                                    8
                  Beneficiary                                             8

SECTION 8                                                                 9
         General Provisions                                               9
                  Interests Not Transferable                              9
                  Controlling Law                                         9

                                       -i-

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
                  Reemployment                                            9
                  Facility of Payment                                     9
                  Employment Rights                                       9
                  Action by the Company                                   9
                  Review of Benefit Determinations                        9
                  Decision of Plan Administrator Final                   10
                  Other Benefits                                         10
                  Covenant Not to Compete or Solicit                     10

SECTION 9                                                                11
         Amendment and Termination                                       11

                                      -ii-

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                          VALASSIS COMMUNICATIONS, INC.
                            SUPPLEMENTAL BENEFIT PLAN

                                    SECTION 1

                                  Introduction

1.1. The Plan, Effective Date. Valassis Communications, Inc. Supplemental Benefit Plan (the "plan") was established by Valassis Communications, Inc. (the "company") effective September 15, 1998 (the "effective date").

1.2. Purpose. The purpose of the plan is to provide supplemental benefits for eligible corporate officers and other employees of the company.

1.3. Plan Year. The plan is administered on the basis of a plan year (the "plan year") beginning each January 1 and ending on the next following December 31.

1.4. Plan Administration. The plan is administered by one or more employees appointed by the company (the "plan administrator"). The plan administrator may adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the provisions of the plan. The plan administrator also may allocate or delegate to any person such of the powers, rights and duties reserved to the plan administrator as it may consider necessary or desirable to properly carry out plan administration.

1.5. Unfunded Nature of the Plan. The plan is intended to constitute an unfunded plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with benefits paid from the general assets of the company. The plan constitutes only a promise by the company to pay benefits in the future.

1.6. Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the plural will include the singular and the singular will include the plural.

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                                    SECTION 2

                          Eligibility and Participation

2.1. Eligibility. An employee of the company will become a participant in the plan if he meets both of the following requirements:

       (a) He is a member of a select group of management or highly compensated employees;

       (b) He is designated as a participant in the plan by the Compensation/Stock Option Committee of the company.

2.2. Participation. A participant in the plan will continue as such until the later to occur of his termination of employment with the company and all corporations, partnerships, trades or businesses treated as a part of a "controlled group" of which the company is a member, under Section 414(b), (c),
(m) or (o) of the Internal Revenue Code of 1986, as amended ("the Code") (each an "affiliate"), or the distribution of all benefits, if any, to which he is entitled under the plan. However, a participant's right to accrue benefits under the plan is subject to the terms of the plan, including Section 9.

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                                    SECTION 3

                                Retirement Dates

3.1. Normal Retirement Date. A participant's "normal retirement date" will be the date on which the participant retires or is retired from the employ of the company and all affiliates. A participant leaving the employ of the company and all affiliates after attaining age 65 years and for reasons other than disability or termination for cause will be presumed to have retired.

3.2. Disability Retirement Date. A participant's "disability retirement date" will be the date on which the participant is retired from the employ of the company and all affiliates because of disability. A participant will be considered to have incurred a "disability" for purposes of the plan if the disability qualifies him for long-term disability benefits under the company's long-term disability plan (or would qualify the participant for such benefits if the participant had enrolled in that plan).

3.3. Employment Termination Date. A participant's "employment termination date" means one of the following dates that applies in the participant's case:

       (a) the participant's normal retirement date or disability retirement date if he retires under the plan on either such date;

       (b) the date of the participant's termination of employment with the company and all affiliates, if such termination occurs other than by retirement under the plan and for a reason other than the participant's death; or

       (c) the date the participant's employment with the company and all affiliates terminates because of the participant's death.

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                                    SECTION 4

                                Bases of Benefits

4.1. General. Supplemental benefits payable under the plan with respect to a participant will be based on the participant's credited service and final average earnings, both as defined below.

4.2. Credited Service. For purposes of the plan, a participant's "credited service" means the sum of the following:

       (a) the participant's last continuous period of employment with the company and any of its affiliates;

       (b) the period during which the participant is deemed to have continued employment with the company and any of its affiliates beyond his actual employment termination date pursuant to an employment agreement in effect with respect to the participant; and

       (c) such other period or periods of employment with the company and its affiliates (and any predecessor thereto) as are designated as "credited service" by the company in writing.

A participant's credited service will include all completed years and months of credited service, any additional service in excess of a completed month will be counted as a full month of credited service, and if the participant's number of months of credited service (in excess of full years of credited service) is more than six, that number of whole months will be rounded to one full year.

4.3. Earnings. A participant's "earnings" means, during any period of credited service, his base pay, exclusive of any bonuses, commissions or other compensation of any kind. For any year, if a participant makes a deferral election relating to his base pay under a plan of the company, the amount deferred pursuant to the election will be counted as base pay for that year under this plan.

4.4. Final Average Earnings. A participant's "final average earnings" means the annual average of his earnings for the 36-month period ending on the participant's employment termination date (as defined in Subsection 3.3). Such average is computed by dividing the total of the participant's earnings for the applicable 36-month period by three (3). If a participant's total period of employment is less than 36 months, the participant's earnings during his period of employment will be divided by the number of years (and any fraction of a year) for which he had earnings.

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                                    SECTION 5

                              Supplemental Benefits

5.1. Amount of Supplemental Benefits. Subject to the conditions and limitations of the plan, if a participant retires or is retired on his normal retirement date, or is retired on a disability retirement date, the participant will be entitled to a supplemental benefit payable for a period of ten years, in an annual amount equal to one and one-half percent of the participant's final average earnings multiplied by the participant's number of years of credited service. Supplemental benefits are payable in accordance with Section 7.

5.2. Accrual of Supplemental Benefits. The amount of any increase in a participant's supplemental benefits attributable to a particular plan year will accrue entirely on the last day of that plan year, or such earlier date during that plan year in which his employment with the company and all affiliates terminates.

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                                    SECTION 6

                          Termination Before Retirement

6.1. No Benefits Payable. If a participant's employment with the company and all affiliates is terminated for cause, no benefits will be payable under the plan to, or with respect to, such participant. A participant's employment with the company and all affiliates will be considered to have been terminated "for cause" if such employment is terminated for such reasons as defined in the participant's employment contract with the company.

6.2. Pre-Retirement Benefit. A participant will be entitled to a vested benefit if the participant meets any one of the following requirements:

       (a) prior to retirement, the participant's employment with the company and all affiliates is voluntarily or involuntarily terminated for a reason other than for cause, provided that the participant had completed at least twelve months of employment with the company.

       (b) if a participant is involuntarily terminated within one year of a "Change of Control," as defined below.

A participant described above will be entitled to a supplemental benefit (commencing as soon as practicable after employment terminates) in an amount determined in accordance with Section 5 as if the participant's employment termination date or the date of the Change of Control, if applicable, were his normal retirement date, but based on the participant's final average earnings and credited service as at his employment termination date or the date of the Change of Control, if applicable. A "Change of Control" shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

       (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding Valassis Communications, Inc. ("Parent") and any qualified or non-qualified plan maintained by Parent) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of Parent representing more than 20% of the combined voting power of Parent's then outstanding securities;

       (ii) individuals who constitute a majority of the Board of Directors of Parent immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

       (iii) Parent is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of Parent; or

       (iv) Parent sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

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                                    SECTION 7

                        Payment of Supplemental Benefits

7.1. Retirement. If a participant retires or is retired on a retirement date, the participant's supplemental benefits will be paid to him for a period of ten years, on a semi-annual basis, with the first payment due on the last day of the calendar month next following the calendar month in which the participant's retirement date occurs, and with the final payment to be the twentieth such semi-annual payment. Each semi-annual payment will be in an amount equal to one-half of the annual amount determined under subsection 5.1.

7.2. Termination Before Retirement. If a participant's employment termination occurs other than by retirement under the plan, but he qualifies for a supplemental benefit under subsection 6.2, the participant's supplemental benefit will be paid to him on the same basis described in subsection 7.1, with payments commencing on the last day of the calendar month following the calendar month in which the participant's termination date occurs.

7.3. Payments After Death. If a participant dies while employed, the amount of supplemental benefits that would have been payable to him shall be paid to his beneficiary (as defined in subsection 7.4) or, if none, to his estate. If a participant dies after retirement or other termination of employment entitling him to supplemental benefits, those benefits shall continue to be paid to the participant's beneficiary until a total of 20 semi-annual payments have been made to the participant and his beneficiary (or the participant's estate, if there is no beneficiary). Payments made to a participant's beneficiary shall be payable on the same basis as payments would have been made to the participant; payments to a participant's estate may, in the company's discretion, be accelerated and paid in a present value lump sum to the estate.

7.4.   Beneficiary.  A participant's "beneficiary" under this plan means:

       (a) his spouse and/or children, if any, on the date of the participant's death, or

       (b)  his estate and/or trust.

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                                    SECTION 8

                               General Provisions

8.1. Interests Not Transferable. Except as may be required by the tax withholding provisions of the laws of the United States or any state, the interests of participants and the beneficiaries of deceased participants are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

8.2. Controlling Law. To the extent not superseded by federal law, the laws of Michigan will be controlling in all matters relating to the plan.

8.3. Successor to the Company. The term "company" as used in the plan will include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company's assets or otherwise.

8.4. Reemployment. If a participant or former participant is reemployed by the company after his employment termination date (or actual employment termination date, if applicable) then, unless and to the extent specified otherwise by the Board of Directors of the company, the participant will be treated as a new employee for all purposes of the plan.

8.5. Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the plan administrator, is unable to properly manage his affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the plan administrator may select.

8.6. Employment Rights. Establishment of the plan will not be construed to give any participant the right to be retained in the service of the company or of any affiliate, or to any benefits or payments not specifically provided by this plan.

8.7. Action by the Company. Any action required of or permitted by the company under the plan will be by resolution of its Board of Directors or any person or persons, or a committee, authorized by resolution of its Board of Directors.

8.8. Review of Benefit Determinations. The plan administrator will provide notice in writing to any participant, beneficiary or other person whose claim for benefits under the plan is denied and the plan administrator shall afford such participant, beneficiary or other person a full and fair review of the plan administrator's decision, if so requested.

8.9. Decision of Plan Administrator Final. Subject to applicable law, any interpretation of the provisions of the plan and any decision on any matter within the discretion of the plan administrator made by the plan administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.

8.10. Other Benefits. A participant entitled to benefits under this plan will also be entitled, for the same period benefits are payable under the plan, to continued medical, prescription and dental benefits on terms similar to those provided under company-sponsored plans.

8.11. Covenant Not to Compete or Solicit. A participant receiving benefits under this plan shall not offer or sell any products or services, including without limitation, a free-standing insert business, directly competitive in any market with the businesses of the company, nor shall he render services to any firm, person or corporation so competing with the company, nor shall he have any interest, direct or indirect, in any business that is so competing with the businesses of the company; provided, however, that ownership of five percent (5%) or less of any class of debt or equity securities which are publicly traded shall not be a violation of this covenant. Such participant shall not, directly or indirectly, (i) solicit any employee of the company with a view to inducing or encouraging such employee to leave the employ of the company for the purpose of being hired by the participant or any employer affiliated with the participant or (ii) solicit, take away, attempt to take away, or otherwise interfere with the company's business relationships with any of its respective customers. A participant so competing or soliciting, as defined in this Section 8.11, shall forfeit participation in this plan and shall receive no further benefits thereunder.

                                    SECTION 9

                            Amendment and Termination

While the company expects to continue the plan, it must necessarily reserve the right to amend the plan from time to time or to terminate the plan at any time, in accordance with the procedures set forth in subsection 8.7 and subject to the following:

       (a) no amendment may reduce the supplemental benefits a participant has accrued under the plan up to the date the amendment is made by the Board of Directors of the company but which had not become payable prior to that date, and no amendment may reduce any benefits which became payable under the plan to a participant or beneficiary prior to that date (whether or not payment of such benefits had commenced);

       (b)  if the plan is terminated by the Board of Directors of the company:

            (i) the supplemental benefits which became payable to any participant or beneficiary prior to the date of termination of the plan (whether or not payment of such benefits had commenced) will continue to be paid by the company as if the plan as in effect immediately prior to the date of the termination of the plan had continued in effect thereafter; and

            (ii) the supplemental benefits a participant has accrued under the plan up to the date of termination of the plan but which had not become payable prior to that date will be paid by the company only if such participant subsequently qualifies for such benefits, assuming the plan as in effect immediately prior to the date of its termination had continued in effect thereafter, and any benefits which would have been payable to the beneficiary of a participant if the plan had not been terminated (but only with respect to the supplemental benefits the participant had accrued up to the date of the termination of the plan) will be paid by the company as if the plan had continued in effect thereafter.

Reference above to supplemental benefits a participant has accrued under the plan up to the date of an amendment to the plan or the termination of the plan, but which had not become payable prior to that date, means the supplemental benefits, if any, such participant would be entitled to receive under the plan after his employment termination date, assuming that the plan as in effect immediately prior to the date of such amendment or termination of the plan had continued in effect, that the participant's years of credited service up to the date of such amendment or termination of the plan will not increase and, consequently, that the participant's final average earnings at his employment termination date will equal his final average earnings as of the date of such amendment or termination of the plan.